EXHIBIT 11
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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                                                                                          Year Ended May 31,
                                                                  -----------------------------------------------------------------
                                                                      1996                       1995                       1994
                                                                  -----------                -----------                -----------
PRIMARY EARNINGS (LOSS) PER SHARE:
Net Earnings (Loss)
  Earnings (loss) from continuing operations....................  $(9,278,000)               $(5,448,000)               $   437,000
  Earnings (loss) from discontinued operations..................           --                   (513,000)                   325,000
  Loss on sales of discontinued operations......................           --                    (13,000)                (1,081,000)
                                                                  -----------                ------------               -----------
      Net loss..................................................  $(9,278,000)               $(5,974,000)               $  (319,000)
                                                                  ===========                ===========                ===========
Weighted Average Shares Outstanding:
  Outstanding shares at beginning of period.....................    5,160,000                  5,160,000                  5,160,000
  Assumed exercise of employee stock options,
   net of shares repurchased with proceeds,
   (also assumes exercise of warrants)..........................        1,000                         --                      4,000
                                                                  -----------                -----------                -----------
                                                                    5,161,000                  5,160,000                  5,164,000
                                                                  ===========                ===========                ===========
Net Earnings (Loss) Per Share:
  Earnings (loss) from continuing operations....................  $     (1.80)              $      (1.06)               $      0.09
  Earnings (loss) from discontinued operations..................           --                      (0.10)                      0.06
  Loss on sale of discontinued operations.......................           --                      (0.00)                     (0.21)
                                                                  -----------               ------------                -----------
    Net loss....................................................  $     (1.80)              $      (1.16)               $     (0.06)
                                                                  ===========               ============                ===========
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
Net Earnings (Loss)
  Earnings (loss) from continuing operations....................  $(9,278,000)              $(5,448,000)               $    437,000
  Earnings (loss) from discontinued operations..................           --                  (513,000)                    325,000
  Loss on sale of discontinued operations.......................           --                   (13,000)                 (1,081,000)
                                                                  -----------               -----------                ------------
    Net loss....................................................  $(9,278,000)              $(5,974,000)               $   (319,000)
                                                                  ===========               ===========                ============
Weighted Average Shares Outstanding:
  Outstanding shares at beginning of period.....................    5,160,000                 5,160,000                   5,160,000
  Assumed exercise of employee stock options,
   net of shares repurchased with proceeds......................       71,000                        --                       4,000
                                                                  -----------               -----------                ------------
                                                                    5,231,000                 5,160,000                   5,164,000
                                                                  ===========               ===========                ============
Net Loss Per Common Share
  Earnings (loss) from continuing operations....................  $     (1.77)              $     (1.06)             $        0.09
  Earnings (loss) from discontinued operations..................           --                      (.10)                      0.06
  Loss on sale of discontinued operations.......................           --                     (0.00)                     (0.21)
                                                                  -----------               -----------              -------------
    Net loss....................................................  $     (1.77)              $     (1.16)             $       (0.06)
                                                                  ===========               ============              =============
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